Ex-99.j

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statements of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 124 to File No. 002-10765; Amendment No. 124 to File No. 811-00249) of Delaware Group Equity Funds I of our report dated December 17, 2008, included in the 2008 Annual Report to shareholders.

/s/Ernst & Young LLP
Philadelphia, Pennsylvania
February 24, 2009